UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2016

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 26, 2016, SolarCity Corporation (“SolarCity”) entered into a Production Pricing Agreement: Phases 1-3 (the “Phase 1-3 Agreement”) with Panasonic Corporation, Panasonic Corporation of North America and Sanyo Electric Co., Ltd. (collectively, “Panasonic”).

The Phase 1-3 Agreement provides that Panasonic will manufacture custom photovoltaic (PV) cells and modules for Tesla Motors, Inc. (“Tesla”) and SolarCity, primarily at the Riverbend manufacturing facility located in Buffalo, New York, and that Tesla and SolarCity will purchase certain amounts of PV cells and modules from Panasonic during the 10-year term of the Phase 1-3 Agreement.  Production and specifications of PV cells and modules under the Phase 1-3 Agreement is to be determined quarterly by the parties, with the intent to produce best-in-class, high-efficiency, low-cost PV cells and modules totaling approximately 1 gigawatt each year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

	By:	/s/ Lyndon Rive
Lyndon Rive
Date: December 30, 2016		Chief Executive Officer